Exhibit 99.1

PRESS RELEASE

Total System Services, Inc.

1600 First Ave.	+1.706.649.2307
P.O. Box 2567	+1.706.649.5740
Columbus GA 31902-2567 www.tsys.com

For immediate release.

Contacts:

James B. Lipham Chief Financial Officer +1.706.649.2262	Shawn Roberts TSYS Investor Relations +1.706.644.6081 shawnroberts@tsys.com

TSYS Reports 13% Increase in Earnings Per Share

for the Third Quarter 2006

Company Increases 2006 and 2007 Earnings Guidance

Columbus, Ga., Oct. 17, 2006 — TSYS® today announced that its net income for the third quarter increased 13% over third quarter 2005, and the first nine months of 2006 exceeded the same period in 2005 by 12%. TSYS now expects to achieve 2006 earnings growth in the range of 26–28%, compared to previous guidance of 21–23%.

“The earnings reported through the third quarter of 2006 are impressive considering the challenges we have faced during the year and demonstrates the strong commitment of our team to grow our company through efficient alignment of our people resources to our business needs and the expansion of our global business,” said Philip W. Tomlinson, chairman and chief executive officer of TSYS.

(dollars in millions, except earnings per share data)	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2006	2005	Percent Change	2006	2005	Percent Change
Revenues Before Reimbursables	$342.3	342.1	0.1%	$1,014.7	953.5	6.4%
Total Revenues	441.8	422.0	4.7%	1,283.3	1,182.2	8.5%
Operating Income	72.3	72.3	(0.1)%	228.8	215.0	6.4%
Net Income	54.3	48.1	13.0%	162.1	144.8	11.9%
Basic EPS	0.28	0.24	13.4%	0.82	0.73	12.0%
Diluted EPS	0.28	0.24	13.3%	0.82	0.73	12.0%

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2006

Recent Highlights

Domestic

•

TSYS recently converted more than 42 million Capital One accounts onto its TS2 platform. In a related transaction, Capital One became the first client on the new TSYS Loyalty Platform, and is currently processing loyalty transactions on this industry-leading platform.

•

TSYS also converted approximately 6 million accounts for The Toronto-Dominion Bank, known as TD Bank Financial Group, and is providing a range of processing and support services for its consumer and commercial credit card accounts.

International

•

Toyota Finance Corporation was announced as TSYS’ first processing relationship in Japan. TSYS now supports a new co-branded Visa offered by Toyota Finance and Nikko Cordial Securities. Through this relationship, TSYS provides multi-currency and multi-function support for cardholders with domestic and overseas transactions, making it the first product of its kind in Japan.

•	TSYS also announced a new relationship in Japan with United Cinemas Co. to process its new Cinema Gift Card, a prepaid product.
•

Also in the Asia-Pacific region, TSYS increased its equity interest in China UnionPay Data Services Co., Ltd (“CUP Data”), to 44.56%. The partnership is further strengthened by continued technology and service expertise offered by TSYS.

Merchant

•

TSYS Acquiring Solutions announced plans with Discover Financial Services LLC to integrate Discover Network card acceptance into its offering for merchant acquirers and independent sales organizations.

Projected Outlook for 2006

TSYS’ new guidance raises earnings growth estimates to 26%–28% from 21%–23% based on the following assumptions:

1.	Total revenues will increase 9%–11%.
2.	Accounts on file at the end of 2006 will be approximately 395 million to 405 million.
3.

Deconversion of Bank of America’s consumer portfolio will occur as scheduled in October 2006, with a one-time contract-termination payment of approximately $69 million and an acceleration of amortization of contract-acquisition costs of approximately $6 million (comprised of $4 million of amortization related to payments for processing rights, which is recorded as a reduction of revenues, and $2 million of amortization expense related to conversion costs).

4.	Recognition of revenues and expenses associated with the Capital One agreement beginning in the fourth quarter of 2006.
5.	International corporate restructuring resulting in a lower effective tax rate.

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2006

Projected Outlook for 2007

Excluding the one-time Bank of America contract-termination payment in 2006 of approximately $69 million and the acceleration of amortization of Bank of America contract acquisition costs of approximately $6 million, earnings are expected to increase between 8%–10% in 2007 compared to estimated 2006 earnings. Based on generally accepted accounting principles (GAAP), TSYS’ estimated 2007 earnings are expected to decline between 9%–7% as compared to estimated 2006 earnings, versus previous guidance of a decline between 16%–14%.

TSYS’ 2007 earnings forecast is based on the following assumptions:

1.	Estimated 2006 earnings growth will be 26%–28%.
2.

The deconversion of Bank of America’s consumer portfolio will occur as scheduled in October 2006, with a one-time contract-termination payment of approximately $69 million and an acceleration of amortization of contract-acquisition costs of approximately $6 million.

3.

Including the Bank of America termination payment, estimated total revenues will decline 5%–3% in 2007. Excluding the termination fee and reimbursable items, estimated revenues will be 0% to 2% over 2006.

4.	The conversion of the Capital One portfolio, which was substantially completed in the fourth quarter of 2006, will be fully completed in 2007.
5.	J.P. Morgan Chase & Co. will discontinue its processing agreement according to the original schedule and will license TSYS’ processing software in 2007.
6.	Expense reductions in employment, equipment, leases and other areas that are included in 2007 estimates will be accomplished.
7.	TSYS will not incur significant expenses associated with the conversion of new large clients or acquisitions, or any significant impairment of goodwill or other intangibles.

Presentation of revenues and earnings excluding the Bank of America termination payment, acceleration of amortization of contract acquisition costs and reimbursable items are non-GAAP financial measures. The following table is a reconciliation of the range of changes from 2006 to 2007, comparing non-GAAP estimated financial measures to GAAP estimated financial measures:

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2006

	Range of Guidance ($ in millions)
	2007	2006	% change
Forecasted net income	$226 to $230	$249	(9%) to (7%)
Less: estimated termination payment and acceleration of amortization of contract acquisition costs, net of tax		($42)
Forecasted net income, excluding impact of termination payment and acceleration of amortization of contract acquisition cost	$226 to $230	$207	8% to 10%
Forecasted total revenues	$1,684 to $1,713	$1,773	(5%) to (3%)
Less: forecasted total reimbursable items	($318)	($346)
Less: estimated termination payment net of related contract acquisition cost amortization		($65)
Forecasted revenues, excluding reimbursable items and estimated termination payment	$1,366 to $1,395	$1,362	0% to 2%

TSYS believes the table above presents meaningful information to assist investors in understanding the company’s financial estimates for changes in total revenues and earnings from 2006 to 2007 as a result of the Bank of America consumer portfolio deconversion as the non-GAAP financial measures exclude amounts that the company does not consider part of ongoing operating results. The non-GAAP financial percentage changes should not be considered by themselves or as a substitute for the GAAP percentage changes year over year. The non-GAAP measures should be considered as an additional view of the way TSYS’ financial measures are affected by the one-time Bank of America contract termination payment, acceleration of amortization of contract acquisition costs and reimbursable items and should be used in conjunction with all publicly filed financial statements and reports.

Conference Call

TSYS will host its quarterly conference call at 8:30 a.m. EDT, Oct. 18. The conference call can be accessed via simultaneous Internet broadcast at tsys.com by clicking on the “Conference Call” icon on the homepage. The replay will be archived for 12 months and will be available approximately 30 minutes after the completion of the call.

About TSYS

TSYS is one of the world’s largest payment-services companies, offering a broad range of packaged or outsourced issuing and acquiring technologies that support consumer finance, credit, debit and prepaid services for financial institutions and retail companies worldwide. Based in Columbus, Ga., TSYS (NYSE: TSS) is 80-percent held by Synovus (NYSE: SNV), one of FORTUNE magazine’s “Most Admired Companies” and a member of its “100 Best Companies to Work For” Hall of Fame. For more information, contact news@tsys.com.

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2006

This press release contains statements that constitute “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934 as amended by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among others, statements regarding TSYS’ expected earnings growth for 2006 and 2007, and the assumptions underlying such statements, including, with respect to TSYS’ expected increase in earnings for 2006: (1) an increase in revenues of 9% to 11%; (2) accounts on file at the end of 2006 will be approximately 395 million to 405 million; (3) deconversion of Bank of America’s consumer portfolio as scheduled in October 2006 with a one-time termination payment of $69 million and an acceleration of amortization of approximately $6 million in contract-acquisition costs (comprised of $4 million of amortization related to payments for processing rights, which is recorded as a reduction of revenues, and $2 million of amortization expense related to conversion costs); (4) recognition of revenues and expenses associated with the Capital One agreement beginning in the fourth quarter of 2006; and (5) international corporate restructuring resulting in a lower effective tax rate, and further including , with respect to TSYS’ estimated 2007 earnings: (1) 2006 earnings growth will be in the 26-28% range; (2) deconversion of Bank of America’s consumer portfolio will occur as scheduled in October 2006, with a one-time contract termination payment of approximately $69 million and an acceleration of amortization of contract-acquisition costs of approximately $6 million; (3) including the Bank of America termination payment, estimated total revenues will decline 5-3% in 2007 and excluding the termination fee and reimbursable items, estimated revenues will be 0% to 2% over 2006; (4) the conversion of the Capital One portfolio, which was substantially completed in the fourth quarter of 2006, will be fully completed in 2007; (5) JP Morgan Chase & Co. will discontinue its processing agreement according to the original schedule and will license TSYS’ processing software in 2007; (6) expense reductions in employment, equipment, leases and other areas which are included in 2007 estimates will be accomplished; and (7) TSYS will not incur significant expenses associated with the conversion of new large clients and/or acquisitions, or any other significant impairment of goodwill or other intangibles. These statements are based on the current beliefs and expectations of TSYS’ management and are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking statements. A number of important factors could cause actual results to differ materially from those contemplated by our forward-looking statements in this press release. Many of these factors are beyond TSYS’ ability to control or predict. These factors include, but are not limited to, one or more of the assumptions upon which TSYS’ 2006 and 2007 earnings forecasts are based are inaccurate. Additional factors that could cause actual results to differ materially from those contemplated in this release can be found in TSYS’ filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. We do not assume any obligation to update any forward-looking statements as a result of new information, future developments or otherwise.

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2006